Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Standard BioTools Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	457(h)	527,927 (3)	$2.12 (4)	$1,119,205.24	$0.00014760	$165.20
Equity	Common Stock, $0.001 par value per share	457(h)	4,287,055 (5)	$4.38 (6)	$18,777,300.90	$0.00014760	$2,771.53
Equity	Common Stock, $0.001 par value per share	457(h)	2,660,688 (7)	$9.38 (8)	$24,957,253.44	$0.00014760	$3,683.70
Equity	Common Stock, $0.001 par value per share	457(h)	33,749 (9)	$1.82 (10)	$61,423.18	$0.00014760	$9.07
Equity	Common Stock, $0.001 par value per share	457(h)	1,860,582 (11)	$4.30 (12)	$8,000,502.60	$0.00014760	$1,180.88
Equity	Common Stock, $0.001 par value per share	457(h)	930,290 (13)	$4.30 (14)	$4,000,247.00	$0.00014760	$590.44
Equity	Common Stock, $0.001 par value per share	457(h)	426,385 (15)	$7.30 (16)	$3,112,610.50	$0.00014760	$459.43
Equity	Common Stock, $0.001 par value per share	457(h)	110,476 (17)	$7.30 (18)	$806,474.80	$0.00014760	$119.04

Total Offering Amounts					$60,835,017.66		$8,979.29
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$8,979.29

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”) of Standard BioTools Inc. (the “Registrant”) stated above consists of shares of Common Stock available for issuance pursuant to the exercise of options to purchase shares of Common Stock granted to former employees, directors and consultants of SomaLogic, Inc. (“SomaLogic”) under the SomaLogic, Inc. 2009 Equity Incentive Plan, the SomaLogic, Inc. 2017 Equity Incentive Plan and the SomaLogic, Inc. 2021 Omnibus Incentive Plan (collectively, the “SomaLogic Equity Plans”), as well as pursuant to that certain Non-Statutory Stock Option Agreement, dated June 6, 2014, Non-Statutory Stock Option Agreement, dated November 19, 2018, Non-Statutory Stock Option Agreement, dated September 1, 2020, Non-Statutory Stock Option Agreement, dated August 6, 2021 and Non-Statutory Stock Option Agreement, dated August 20, 2021 (collectively, the “Non-Statutory Stock Option Agreements”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable pursuant to the exercise of options to purchase shares of Common Stock under the SomaLogic Equity Plans or the Non-Statutory Stock Option Agreements by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of Common Stock.
(2)	Pursuant to that certain Agreement and Plan of Merger, dated October 4, 2023, by and among the Registrant, Martis Merger Sub, Inc. and SomaLogic (the “Merger”), each option to purchase SomaLogic common stock (a “SomaLogic Option”), whether vested or unvested, that was outstanding immediately prior the effective time of the Merger (the “Effective Time”), was converted into an option to acquire the number of shares of Common Stock of the Registrant equal to the product of (i) the number of shares subject to such SomaLogic Option as of immediately prior to the Effective Time, multiplied by (ii) 1.11 (the “Exchange Ratio”), rounded down to the nearest whole number of shares of the Registrant’s Common Stock, at an exercise price equal to the quotient obtained by dividing the per share exercise price of the SomaLogic Option by the Exchange Ratio, rounded up to the nearest whole cent.
(3)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the SomaLogic, Inc. 2009 Equity Incentive Plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $2.12 per share, which is the weighted-average exercise price for SomaLogic Options outstanding under the SomaLogic, Inc. 2009 Equity Incentive Plan.
(5)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the SomaLogic, Inc. 2017 Equity Incentive Plan.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $4.38 per share, which is the weighted-average exercise price for SomaLogic Options outstanding under the SomaLogic, Inc. 2017 Equity Incentive Plan.
(7)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $9.38 per share, which is the weighted-average exercise price for SomaLogic Options outstanding under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.
(9)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the Non-Statutory Stock Option Agreement, dated June 6, 2014.
(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $1.82 per share, which is the exercise price for SomaLogic Options outstanding under the Non-Statutory Stock Option Agreement, dated June 6, 2014.
(11)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the Non-Statutory Stock Option Agreement, dated November 19, 2018.
(12)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $4.30 per share, which is the exercise price for SomaLogic Options outstanding under the Non-Statutory Stock Option Agreement, dated November 19, 2018.
(13)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the Non-Statutory Stock Option Agreement, dated September 1, 2020.
(14)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $4.30 per share, which is the exercise price for SomaLogic Options outstanding under the Non-Statutory Stock Option Agreement, dated September 1, 2020.
(15)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the Non-Statutory Stock Option Agreement, dated August 6, 2021.
(16)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $7.30 per share, which is the exercise price for SomaLogic Options outstanding under the Non-Statutory Stock Option Agreement, dated August 6, 2021.
(17)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the Non-Statutory Stock Option Agreement, dated August 20, 2021.
(18)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $7.30 per share, which is the exercise price for SomaLogic Options outstanding under the Non-Statutory Stock Option Agreement, dated August 20, 2021.